SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2006

BioMarin Pharmaceutical Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-26727	68-0397820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

105 Digital Drive, Novato, California	94949
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-6700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Richard A. Meier was appointed to our Board of Directors on December 14, 2006. Mr. Meier is currently an executive at Advanced Medical Optics where he serves as Executive Vice President, Operations, President, Eye Care Business, and Chief Financial Officer, a position he assumed in April 2006. From February 2004 to April 2006, he was Advanced Medical Optics’ Executive Vice President of Operations and Finance and Chief Financial Officer, and from April 2002, Mr. Meier was Executive Vice President and Chief Financial Officer. From 1998 until April 2002, Mr. Meier was Executive Vice President and Chief Financial Officer of Valeant Pharmaceuticals, Inc. Before joining Valeant, Mr. Meier was a Senior Vice President with the investment banking firm of Schroder & Co. Inc. in New York, from 1996. Prior to Mr. Meier’s experience at Schroder & Co., he held various financial and banking positions at Solomon Smith Barney, Manufacturers Hanover Corporation, as well as positions with the private equity firms of Australia Capital Equity and Windsor Hall Partners, and a financial management role with Greyhound Lines, Inc.

We expect that Mr. Meier will be appointed to the Audit Committee of our Board of Directors in the near future.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioMarin Pharmaceutical Inc.,
a Delaware corporation

Date: December 18, 2006	By:	/s/ G. Eric Davis
G. Eric Davis
Vice President, General Counsel